FOR IMMEDIATE RELEASE
CONTACT:
Thomas R. Quinn, Jr.
President & Chief Executive Officer
77 East King St.
Shippensburg, PA  17257
717.530.2602

Orrstown Financial Services, Inc.  Announces Strategic Earnings Initiatives

Shippensburg, PA (December 21, 2012) (ORRF): Orrstown Financial Services, Inc. (the “Company”), parent company of Orrstown Bank, announced today a plan to drive improved operational efficiency through cost savings initiatives and investments in revenue generating lines of business.  The Board of Directors has authorized Management’s $5 million two-year plan to reduce costs and increase revenues. The Board of Directors is leading this initiative by taking an immediate reduction of 25% in Directors’ fees in 2013.

Vital components of the plan include:

•
Immediate targeted expense savings from a reduction in 3rd party consultant fees, legal fees and other costs related to loan workouts, and a comprehensive review of all vendor and third party expenses;

•	Implementation of multiple Six Sigma based initiatives designed to improve productivity, reduce operational risk, and lower costs; and
•	Investments in key business lines designed to drive revenue growth.

Thomas R. Quinn, Jr., President and CEO, stated, “The loan sale and material improvement in asset quality announced yesterday was a significant step in improving operating results and driving shareholder value. Our Board of Directors and Senior Management team have significant experience in running efficient companies and the successful implementation of comprehensive efficiency initiatives of this scope.  With this plan we are targeting an efficiency ratio between 58%-62% over the next 36 months. ‘Operation Bottom Line’ is just one element of our strategic plan as we position the Company to return to historical levels of performance and work to meet the expectations of our shareholders, customers and the local communities we serve.”

With approximately $1.3 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a full range of consumer and business financial services through twenty-one banking offices and two remote service facilities located in Cumberland, Franklin and Perry Counties, Pennsylvania and Washington County, Maryland.  Orrstown Financial Services, Inc.’s stock is traded on the NASDAQ Capital Market under the symbol ORRF.

Cautionary Note Regarding Forward Looking Statements

Certain statements made herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements related to revenue growth and enhancements, cost reductions, productivity, levels of performance, efficiency ratios and statements about meeting the future needs of our customers, shareholders and the communities we serve.  Actual results and trends could differ materially from those set forth in such statements and there can be no assurances that we will grow our revenues, reduce costs, be more efficient, improve productivity, return to historical levels of performance or meet the future needs of our customers, shareholders and the communities we serve.  Factors that could cause actual results to differ from those expressed or implied by the forward looking statements include, but are not limited to, the following: ineffectiveness of the Company’s business strategy due to changes in current or future market conditions; the effects of competition, including industry consolidation and development of competing financial products and services; changes in laws and regulations, including the recent Dodd-Frank Wall Street Reform and Consumer Protection Act; interest rate movements; changes in credit quality; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Orrstown Financial Services, Inc.’s Form 10-K for the fiscal year ended December 31, 2011 and Form 10-Qs for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, and other filings made with the Securities and Exchange Commission.  The statements are made only as of the date hereof and Orrstown Financial Services, Inc. disclaims any obligation to update any forward looking statements.

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